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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HYPERFEED TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[LOGO]

Randall J. Frapart
Senior Vice President and
Chief Financial Officer

Dear Stockholder:

        It is my pleasure to invite you to HyperFeed Technologies, Inc.'s 2003 special meeting of stockholders.

        We will hold the meeting on August 1, 2003, at 3:00 P.M. local time at 225 West Wacker Drive, 30th Floor, Chicago, Illinois 60606. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of special meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about HyperFeed Technologies, Inc.

        Please note that only stockholders of record at the close of business on June 25, 2003, may vote at the meeting. Your vote is important. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

        We look forward to seeing you at the meeting.

Very truly yours,
/s/ RANDALL J. FRAPART

July 1, 2003

HYPERFEED TECHNOLOGIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date: August 1, 2003
Time: 3:00 P.M.
Place: 225 West Wacker Drive, 30th Floor,
Chicago, Illinois 60606
Phone: 312-913-2800; Fax: 312-913-2900

Dear Stockholders:

At our special meeting we will ask you to:

        1.     Approve a reverse split of HyperFeed Technologies, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of HyperFeed Technologies, Inc.'s common stock on the Nasdaq SmallCap Market; and

        2.     Transact any other business that may properly be presented at the special meeting or any adjournment thereof.

        Stockholders of HyperFeed's common stock at the close of business on June 25, 2003, are entitled to receive notice of the special meeting and to vote at the meeting. A complete list of these stockholders will be available at our principal executive offices at 300 South Wacker Drive, Suite 300, Chicago, Illinois before the meeting.

        All stockholders are cordially invited to attend the special meeting in person. However, whether or not you expect to attend the special meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the special meeting. If you send in your proxy card and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy may be revoked in accordance with the procedures explained in the Proxy Statement.

By Order of the Board of Directors,
/s/ RANDALL J. FRAPART Senior Vice President and Chief Financial Officer

July 1, 2003
Chicago, Illinois

HYPERFEED TECHNOLOGIES, INC.

Proxy Statement
Dated July 1, 2003

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement and a proxy card?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of HyperFeed Technologies, Inc., a Delaware corporation ("HyperFeed"), is soliciting your proxy vote at the Special Meeting of Stockholders ("Special Meeting") to be held on August 1, 2003. You are a stockholder of record as of June 25, 2003, and are entitled to vote your shares at the Special Meeting. This proxy statement summarizes the information you need to vote intelligently on the proposal to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

        When you sign the proxy card, you appoint Jim R. Porter and Tina Caravette, as your representatives at the special meeting. Jim R. Porter and Tina Caravette will vote your shares, as you have instructed them on the proxy card, at the special meeting. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete, sign, and return your proxy card in advance of the special meeting in case your plans change. You can always vote in person at the special meeting, even if you have already sent in your proxy card.

        If an issue comes up for a vote at the special meeting that is not on the proxy card, Jim R. Porter and Tina Caravette will vote your shares, under your proxy, in accordance with their best judgment.

How many votes do I have?

        We will be mailing this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about July 1, 2003, to all stockholders. Stockholders who owned HyperFeed common stock at the close of business on June 25, 2003 ("Record Date"), are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the special meeting. The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" ("Votes Cast") are treated as being present at the special meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to a proposal on which a broker has expressly not voted.

        A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange ("NYSE"), which also apply to NYSE member brokers trading in non-NYSE listed shares, brokers may have discretionary authority to vote on reverse stock splits if customer instructions are not provided. As a result, if your shares are held in your broker's name, and you do not return your proxy, your broker may vote your shares with regard to the reverse stock split.

        On the Record Date, there were 30,291,317 shares of common stock of HyperFeed issued and outstanding, and had the voting powers indicated.

What proposals will be addressed at the Special Meeting?

        We will address the following proposals at the special meeting:

        1.     Approval of a reverse split of HyperFeed Technologies, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of HyperFeed Technologies, Inc.'s common stock on the Nasdaq SmallCap Market; and

        2.     The transaction of such other business as may properly come before the special meeting or any adjournment thereof.

Why would the special meeting be postponed?

        The Special Meeting will be postponed if a quorum is not present on August 1, 2003. If more than half of all of the shares of stock entitled to vote at the Special Meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the Special Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

        If you plan to attend the Special Meeting on August 1, 2003, or at a later date if it is postponed, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois 60606, and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

        Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote in person.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  •
  "For" approval of a reverse split of HyperFeed Technologies, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of HyperFeed Technologies, Inc.'s common stock on the Nasdaq SmallCap Market.

        If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Special Meeting other than that discussed in this proxy statement.

May I revoke my proxy?

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  •
  You may send in another proxy with a later date

  •
  You may notify HyperFeed in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the special meeting, that you are revoking your proxy

  •
  You may vote in person at the Special Meeting.

Where are HyperFeed's principal executive offices?

        Our principal executive offices are located at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606. Our telephone number is 312-913-2800 and our fax number is 312-913-2900.

What vote is required to approve each proposal?

        Proposal 1:    Approval of a reverse split of HyperFeed Technologies, Inc.'s common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of HyperFeed Technologies, Inc.'s common stock on the Nasdaq SmallCap Market.

        The affirmative vote of the holders of a majority of all outstanding shares of HyperFeed common stock entitled to vote on this proposal at this meeting will be required for approval of Proposal 1.

        Upon approval by the required stockholder vote and determination by the board of directors that the reverse stock split is in the best interests of HyperFeed and its stockholders, the amendment will become effective upon the filing of the Amended Certificate of Incorporation ("Amended Certificate") with the Secretary of State of the State of Delaware, which filing is anticipated to occur upon a date determined by the board of directors after the stockholder vote on this proposal.

Are there any dissenters' rights of appraisal?

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Who bears the cost of soliciting proxies?

        HyperFeed will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

How can I obtain additional information regarding HyperFeed?

        HyperFeed is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act"), which requires that HyperFeed file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, including HyperFeed, that file electronically with the SEC. The SEC's Web address is www.sec.gov. In addition, HyperFeed's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and at 233 Broadway, New York, NY 10279. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT HYPERFEED STOCK OWNERSHIP

Which stockholders own at least 5% of HyperFeed? How much stock is owned by directors and executive officers?

        The following table sets forth information that has been provided to HyperFeed with respect to beneficial ownership of shares of HyperFeed's common stock as of the Record Date, for (i) each person who is known by HyperFeed to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of HyperFeed, (iii) each named executive officer of HyperFeed, and (iv) all directors and executive officers of HyperFeed as a group:

Name	Beneficial Ownership of Shares of Common Stock	Percent of Class
Jim R. Porter (1)	1,332,337	4.3%
Louis J. Morgan (2)	77,302	*
Ronald Langley (3)	18,569,280	55.6%
John Hart (3)	18,569,280	55.6%
Kenneth J. Slepicka (4)	70,302	*
John L. Borling (5)	49,424	*
Charles Henry (6)	41,817	*
Paul Pluschkell (7)	253,607	*
Frank J. Guerrera	73,937	*
Tom Wojciechowski	90,979	*
Randall J. Frapart	41,059	*
Mike Kreutzjans (8)	151,011	*
PICO Holdings, Inc. 875 Prospect Street, Suite 301 La Jolla, California 92037 (9)	18,569,280	55.6%
All Directors and Officers as a Group (12 persons) (10)	20,751,055	66.7%

*
Represents holdings of less than 1%.

(1)
Includes 546,235 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(2)
Includes 23,333 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(3)
Mr. Langley, a Director of HyperFeed since 1995, is a Director of PICO Holdings, Inc. ("PICO"). Mr. Hart, a Director of HyperFeed since July 1997, is President and Chief Executive Officer of PICO. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 18,569,280 shares of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 3,106,163 shares of common stock that are issuable upon exercise of a common stock Purchase Warrant issued to PICO or its subsidiaries. Such shares are deemed outstanding for computing the percentage beneficially owned by PICO, but are not deemed outstanding for computing the percentage beneficially owned by any other person. Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934.

(4)
Includes 28,333 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(5)
Includes 23,333 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(6)
Includes 23,333 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(7)
Includes 106,667 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(8)
Includes 83,333 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(9)
Includes 3,106,163 shares of common stock, which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by PICO Holdings, Inc.

(10)
Includes 834,567 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. Includes 3,106,163 shares of common stock, which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by PICO Holdings, Inc.

Do any of the officers and directors have an interest in the matters to be acted upon?

        To the extent any officers or directors of HyperFeed are holders of HyperFeed's securities, their interest in the outcome of the Proposal 1 would be the same (on a pro-rata basis) as any other stockholder.

DISCUSSION OF PROPOSAL RECOMMENDED FOR
CONSIDERATION BY STOCKHOLDERS

PROPOSAL ONE

        TO APPROVE A REVERSE SPLIT OF HYPERFEED TECHNOLOGIES, INC.'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF HYPERFEED TECHNOLOGIES, INC.'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET

General

        The board of directors has adopted resolutions approving, declaring advisable and in the best interests of HyperFeed and its stockholders to maintain a liquid, viable market for the publicly traded securities of HyperFeed and recommending to the stockholders for their approval an amendment and restatement of our Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock if and to the extent that the board of directors deems it necessary to maintain HyperFeed on the Nasdaq SmallCap Market.

        The form of the proposed Amended Certificate to effect the reverse stock split is attached hereto as Appendix A. The Amended Certificate will effect a reverse split of the shares of our common stock issued and outstanding, in a ratio to be determined by the board of directors, but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. In the event that the stockholders approve this proposal, the board of directors will determine whether a reverse stock split will be effected, and if so, the timing of any reverse stock split, and the ratio of the number of existing shares of common stock that will be combined into a single share of common stock as a result of the reverse stock split. In no event will the reverse split ratio exceed one-for-ten shares of common stock. Even if the proposal regarding the reverse split is approved, the board of directors reserves the right to take no action at all relating to the reverse stock split, if that is what it determines to be the most appropriate procedure in the best interests of stockholders.

Purpose

        The board of directors approved the reverse stock split because the board of directors believes the reverse stock split is the most effective means of maintaining listing of HyperFeed's common stock on the Nasdaq SmallCap Market ("Nasdaq").

        Our common stock is listed on Nasdaq under the symbol "HYPR." On May 7, 2003, we received a notice from the Nasdaq Listing Qualifications staff that HyperFeed failed to meet the stockholders' equity/net income/market capitalization continued listing requirement. The Nasdaq staff requested that we provide a specific plan of compliance with the listing deficiency. Additionally, on May 13, 2003, we received another delisting notice from the Nasdaq staff for our failure to meet and maintain the minimum bid price closing requirement of $1.00 per share. The notice specified that, as a result of our failure to maintain the minimum bid price closing requirement, our common stock would be de-listed at the close of business on May 22, 2003. In connection with the foregoing, HyperFeed made a submission outlining the key elements of its plan of compliance with the foregoing criteria. In addition, HyperFeed requested and was granted an oral hearing before a Nasdaq Listing Qualification Panel ("Panel") to appeal the Nasdaq staff's determination to delist its stock. Thus, the de-listing was stayed pending a hearing before the Panel on June 19, 2003. At this hearing, our executive management intends to present its plan of compliance with the Nasdaq continued listing requirements and to request that the Panel grant HyperFeed adequate time to implement the compliance plan. There is no assurance that our management will be successful in presenting this plan of compliance to the Panel and that even if it is the Panel will grant HyperFeed the relief sought or that HyperFeed will regain and maintain all applicable continued listing requirements.

        If our stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share so as to meet the Nasdaq continued listing requirements, we expect our common stock to be de-listed from the Nasdaq. Should HyperFeed's common stock cease to be listed on Nasdaq, our securities may continue to be listed on the OTC-Bulletin Board.

        The board of directors approved the reverse stock split as a means of attempting to increase the share price of our common stock above $1.00 per share. The closing bid price per share of our common stock was $0.68 on June 12, 2003.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT.

        We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in similar circumstances is varied. There is no assurance that:

        (i)    the market price per new share of our common stock after the reverse stock split ("New Shares") will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"); and

        (ii)   the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq or that we will otherwise meet the requirements of the Nasdaq for continued inclusion for trading on the Nasdaq.

        The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In addition, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock and could otherwise adversely affect the liquidity of our common stock.

Principal Effects of the Reverse Stock Split

        The board of directors will be able to implement a reverse stock split ranging from one-for-three (1/3) to one-for-ten (1/10), if the stockholders approve this proposal. In the following discussion, we provide examples of the effects of a reverse stock split at certain specified ratios. Those ratios were selected at random simply to demonstrate the effects of a reverse stock split.

        Corporate Matters.    The reverse stock split would have the following effects on the number of shares of common stock outstanding:

  •
  in the event of (1) a one-for-three reverse stock split, each three of our Old Shares owned by a stockholder would be exchanged for one New Share; (2) a one-for-six reverse stock split, each six of our Old Shares owned by a stockholder would be exchanged for one New Share; or (3) a one-for-ten reverse stock split, each ten of our Old Shares owned by a stockholder would be exchanged for one New Share;

  •
  the number of shares of our common stock issued and outstanding will be reduced (1) in the event of a one-for-three reverse stock split from 30,291,317 shares to approximately 10,097,105 shares; (2) in the event of a one-for-six reverse stock split from 30,291,317 shares to approximately 5,048,552 shares; or (3) in the event of a one-for-ten reverse stock split from 30,291,317 shares to approximately 3,029,131 shares;

  •
  all outstanding options and warrants entitling the holders of these options and warrants to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, one-third (1/3), one-sixth (1/6), or one-tenth (1/10), in the event of a one-for-three reverse stock split, a one-for-six reverse stock split, or a one-for-ten reverse stock split, respectively, of the number of shares of our common stock that these holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to three, six, or ten, respectively, times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise for these options and warrants immediately preceding the reverse stock split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to one-third in the event of a one-for-three reverse stock split, to one-sixth, in the event of a one-for-six reverse stock split, and to one-tenth in the event of a one-for-ten reverse stock split, respectively, of the number of shares currently included in these plans.

        The reverse stock split will be effected simultaneously for all of our outstanding common stock and the exchange ratio will be the same for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in HyperFeed, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

        In the event the approval for the reverse stock split is obtained, the board of directors will be authorized to proceed with the reverse stock split. If our common stock closes at a bid price equal to or greater than $1.00 for a minimum of ten (10) business days prior to the special meeting, the board of directors may delay its decision to execute the reverse stock split indefinitely. If, however, at any time during the twelve (12) month period following the special meeting, the stock price falls below $1.00 per share for a thirty (30) consecutive trading day period, and thereby fails to comply with Nasdaq minimum listing requirements or if the board of directors decides to attempt to list our common stock on an alternate stock exchange, then the reverse stock split may be executed in the discretion of the board of directors to satisfy the minimum bid price requirement of the Nasdaq. We reserve the right not to effect the reverse stock split if, in the board of directors' opinion, it would not be in the best interests of HyperFeed and its stockholders.

        Fractional Shares.    No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the reverse stock split ratio elected, if ever, by the board of directors, in its sole discretion, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

        Holders of options and warrants to purchase shares of common stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the reverse stock split ratio chosen by the board of directors, will receive a number of shares of common stock rounded up to the nearest whole number.

        Authorized Shares.    Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase. The following examples highlight the effect of various reverse stock ratios on the authorized number of shares of common stock that are not issued or outstanding:

  •
  in the event no reverse stock split is effected, the number of authorized shares of common stock that are not issued or outstanding would remain unchanged;

  •
  in the event a one-for-three reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 19,708,683 shares to approximately 39,902,895 shares;

  •
  in the event a one-for-six reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 19,708,683 shares to approximately 44,951,448 shares;

  •
  in the event a one-for-ten reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 19,708,683 shares to approximately 46,970,869 shares;

        We will continue to have 5,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

        Accounting Matters.    The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio elected by the board of directors (for example, in a one-for-three reverse stock split, the stated capital attributable to our common stock will be reduced to one-third of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.

        Potential Anti-Takeover Effect.    Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of HyperFeed with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of HyperFeed, nor is it part of a plan by management to recommend a series of similar actions to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended Certificate that could be construed to affect the ability of third parties to take over or change control of HyperFeed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If our stockholders approve the reverse stock split and the board of directors still believes that the reverse stock split is necessary and is in the best interests of HyperFeed and its stockholders, we will file the Amended Certificate with the Secretary of State of Delaware. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. The reverse stock split will become effective at the time specified in the Amended Certificate, which will most likely be some time shortly after the filing of the Amended Certificate, and which we refer to as the effective time ("Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. HyperFeed expects that its transfer agent, Computershare Investor Services, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal HyperFeed sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        Even if the stockholders approve the reverse stock split, HyperFeed reserves the right not to effect the reverse stock split if, in the board of directors' opinion, it would not be in the best interests of HyperFeed and its stockholders to effect such a reverse stock split. Therefore, stockholders should retain any certificates they hold until contacted by HyperFeed or the exchange agent with instructions for exchange.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

        No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares being exchanged. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

        Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of the holders of a majority of all outstanding shares of HyperFeed common stock entitled to vote on this proposal will be required for approval of the reverse stock split and subsequent filing of the Amended Certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE A REVERSE SPLIT OF HYPERFEED TECHNOLOGIES, INC.'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF HYPERFEED TECHNOLOGIES, INC.'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET.

OTHER MATTERS

        HyperFeed knows of no other matters to be submitted at a special meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors of HyperFeed may recommend.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        If you wish to present a proposal for inclusion in the proxy materials to be solicited by HyperFeed's board of directors with respect to the next annual meeting of stockholders, such proposal must be presented to HyperFeed's management no later than December 15, 2003.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

By Order of the Board of Directors
/s/ RANDALL J. FRAPART Senior Vice President and Chief Financial Officer

Chicago, Illinois
July 1, 2003

PROXY
SPECIAL MEETING OF STOCKHOLDERS
OF
HYPERFEED TECHNOLOGIES, INC.

August 1, 2003

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Jim R. Porter and Tina Caravette and each or either of them proxies, with power of substitution, to vote all shares of the undersigned at the special meeting of stockholders to be held on August 1, 2003, at 3:00 P.M. local time at 225 West Wacker Drive, 30th Floor, Chicago, Illinois 60606, or at any adjournment thereof, upon the matters set forth in the Notice and Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

        1.     TO APPROVE A REVERSE SPLIT OF HYPERFEED TECHNOLOGIES INC.'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF HYPERFEED TECHNOLOGIES, INC.'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET.

☐	FOR	☐	AGAINST	☐	ABSTAIN

        2.     TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Dated:
Signature
Dated:
Signature if held jointly

NOTE:    When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

APPENDIX A

HYPERFEED TECHNOLOGIES, INC.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
SETTING FORTH THE TERMS OF THE REVERSE STOCK SPLIT
OF
HYPERFEED TECHNOLOGIES, INC.'S
SHARES OF COMMON STOCK

        The proposed change to the current language of Article Fourth of the Certificate of Incorporation recommended by all of the members of the Board of the Directors of HyperFeed Technologies, Inc. will be accomplished by deleting paragraph A as it is now in its entirety and substituting the following for it:

  "Effective 12:01 a.m. on                        , 2003 (the "Effective Date"), each one (1) share of Common Stock of the Company's issued and outstanding shall, by virtue of this amendment of the of the Company's Certificate of Incorporation, be combined into one-            (1/            th) of one (1) share of fully paid and non-assessable Common Stock of the Company, subject to treatment of fractional share interests described below. Following the effectiveness of these Articles of Amendment, the Company will evidence the reverse stock split effected by this paragraph (a(2)) pursuant to the procedures of the Company.

  No fractional shares of Common Stock of the Company shall be issued. No Stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Company.

  A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company, be rounded to the nearest whole number."

QuickLinks

HYPERFEED TECHNOLOGIES, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
HYPERFEED TECHNOLOGIES, INC. Proxy Statement Dated July 1, 2003
INFORMATION ABOUT HYPERFEED STOCK OWNERSHIP
PROPOSAL ONE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
PROXY SPECIAL MEETING OF STOCKHOLDERS OF HYPERFEED TECHNOLOGIES, INC.
  APPENDIX A